PBF Logistics Increases Quarterly Distribution to $0.48 per Unit and
Announces Third Quarter 2017 Earnings Results

•	Third quarter net income attributable to the partners of $28.9 million, or $0.63 per common unit, and EBITDA attributable to PBFX of $40.9 million

•	Twelfth consecutive quarterly distribution increase to $0.48 per unit, representing a 60% increase to the Partnership’s minimum quarterly distribution

•	Successfully raised $175.0 million in net proceeds through an upsized senior notes offering

PARSIPPANY, NJ – November 2, 2017 – PBF Logistics LP (NYSE:PBFX, the “Partnership”) today announced third quarter 2017 net income attributable to the partners of $28.9 million, or $0.63 per common unit. During the quarter, the Partnership generated cash from operations of approximately $30.3 million, earnings before interest, income taxes, depreciation, and amortization (“EBITDA”) of $40.9 million and distributable cash flow of $32.2 million.

“Our third quarter performance reflects another solid operational quarter from our expanding asset base. We completed the Paulsboro natural gas pipeline in August and the Chalmette storage tank will be in service by the middle of the fourth quarter,” said PBF Logistics GP LLC Chief Executive Officer, Tom Nimbley. “Our business development efforts continue to generate a number of promising organic projects and a robust third-party acquisition pipeline. We are focusing on opportunities that can be funded organically and with existing liquidity. In light of our continued growth, through both acquisitions and organic projects, we are pleased that the board of directors approved our twelfth consecutive quarterly distribution increase to $0.48 per common unit.”

As of September 30, 2017, the Partnership had approximately $206.6 million of liquidity, including approximately $39.4 million in cash and cash equivalents, and access to approximately $167.2 million under its existing revolving credit facility. Following the senior notes offering in October, and the subsequent use of proceeds, our revolving credit facility availability increased to $346.7 million. The Partnership intends to use its financial resources to fund organic growth projects, third-party acquisitions and future drop-downs.

PBF Logistics Announces Increased Quarterly Distribution
The board of directors of PBF Logistics GP LLC, the Partnership’s general partner, declared a regular quarterly cash distribution of $0.48 per common unit. The distribution is payable on November 29, 2017, to unitholders of record at the close of business on November 13, 2017.

This release is intended to be a qualified notice to nominees under Treasury Regulations Section 1.1446-4(b). All of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Senior Notes Offering
On October 3, PBF Logistics LP successfully launched and priced $175.0 million in aggregate principal amount of additional 6.875% Senior Notes due 2023 (the “notes”). Due to market demands, the offering was increased by $25.0 million over the aggregate principal amount originally announced. The notes were issued to the public at an offering price of 102% of the principal amount thereof, plus accrued interest from May 15, 2017. The net proceeds from the offering were used to repay a portion of the indebtedness outstanding under the Partnership’s revolving credit facility and for general partnership purposes. Additional information on the Partnership and notes can be found in the Partnerships’ filings with the Securities and Exchange Commission.

Non-GAAP Financial Measures
The Partnership defines EBITDA as net income (loss) before net interest expense, income tax expense, depreciation and amortization expense. EBITDA is a non-GAAP supplemental financial measure that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

The Partnership’s management believes that the presentation of EBITDA provides useful information to investors in assessing our financial condition and results of operations. EBITDA should not be considered an alternative to net income, income from operations, cash from operations or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA has important limitations as an analytical tool because it excludes some, but not all, items that affect net income. Additionally, because EBITDA may be defined differently by other companies in our industry, our definition of EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

Conference Call Information
The Partnership’s senior management will host a conference call and webcast regarding quarterly results and other business matters on Thursday, November 2, 2017, at 11:00 a.m. ET. The call is being webcast and can be accessed at PBF Logistics’ website, http://www.pbflogistics.com. The call can also be heard by dialing (866) 342-8591 or (203) 518-9822, conference ID: PBFXQ317. The audio replay will be available two hours after the end of the call through November 16, 2017, by dialing (800) 283-4641 or (402) 220-0851.

Forward-Looking Statements
This press release contains forward-looking statements (as that term is defined under the federal securities laws) made by the Partnership and its management. Such statements are based on current expectations, forecasts and projections, including, but not limited to, anticipated financial and operating results, plans, objectives, expectations and intentions that are not historical in nature. Forward-looking statements should not be read as a guarantee of future performance or results, and may not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking statements are based on information available at the time, and are subject to various risks and uncertainties, including risks relating to the securities markets generally, the impact of adverse market conditions impacting PBFX’s logistics and other assets and other risks inherent in PBFX’s business. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see PBFX’s filings with the Securities and Exchange Commission including the Annual Report on Form 10-K. Forward-looking statements reflect information, facts and circumstances only as of the date they are made. The Partnership assumes no responsibility or obligation to update forward-looking statements except as may be required by law.

PBF Logistics LP
PBF Logistics LP, headquartered in Parsippany, New Jersey, is a fee-based, growth-oriented master limited partnership formed by PBF Energy Inc. to own or lease, operate, develop and acquire crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets.

###
Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

Results of Operations (Unaudited)

Factors Affecting Comparability

The following tables present our results of operations, related operational information, and reconciliations of net income and net cash provided by operating activity to EBITDA and distributable cash flow (both as defined below) of PBFX for the three and nine months ended September 30, 2017 and 2016. The financial information presented contains the financial results of PBFX and PNGPC (as defined below) prior to our acquisition on February 28, 2017.

On April 17, 2017, our wholly-owned subsidiary, PBF Logistics Products Terminals LLC (“PLPT”), acquired the Toledo, Ohio refined products terminal assets (the “Toledo Terminal”) from Sunoco Logistics Partners L.P. (the “Toledo Terminal Acquisition”). The Toledo Terminal is directly connected to, and currently supplied by, PBF Holding Company LLC’s (“PBF Holding”) Toledo Refinery. The Toledo Terminal is comprised of a ten-bay truck rack and over 110,000 barrels of chemicals, clean product and additive storage capacity.

On February 28, 2017, our wholly-owned subsidiary, PBFX Operating Company LP (“PBFX Op Co”), acquired from PBF Energy Company LLC (“PBF LLC”), a subsidiary of PBF Energy Inc. (“PBF Energy”) all of the issued and outstanding limited liability company interests of Paulsboro Natural Gas Pipeline Company LLC (“PNGPC”) (the “PNGPC Acquisition”). PNGPC owns and operates an existing interstate natural gas pipeline which serves PBF Holding’s Paulsboro Refinery (the “Paulsboro Natural Gas Pipeline”) and is subject to regulation by the Federal Energy Regulatory Commission (“FERC”). In connection with the PNGPC Acquisition, we constructed a new 24” pipeline (the “New Pipeline”) to replace the existing pipeline, which commenced services in August 2017. Concurrent with commencement of operations, a new service agreement was entered into between PNGPC and Paulsboro Refining Company LLC (“PRC”) in regards to the New Pipeline.

The PNGPC Acquisition was a transfer between entities under common control. Accordingly, PBFX’s financial information contained herein has been retrospectively adjusted to include the historical results of PNGPC for all periods presented. The results of PNGPC are included in the Transportation and Terminaling segment.

On August 31, 2016, PBFX Op Co acquired from PBF LLC a 50% equity interest in Torrance Valley Pipeline Company LLC (“TVPC”), with the other 50% equity interest continuing to be held by a subsidiary of PBF LLC, TVP Holding Company LLC (“TVP Holding”) (the “TVPC Acquisition”). TVPC owns the 189-mile San Joaquin Valley pipeline system with capacity of approximately 110,000 barrels per day (“bpd”) (the “Torrance Valley Pipeline”), which supports PBF Holding’s Torrance Refinery. The Torrance Valley Pipeline consists of the M55, M1 and M70 pipeline systems, including 11 pipeline stations with storage capacity and truck unloading capability at two of the stations. We consolidate the financial results of TVPC, and record a noncontrolling interest for the 50% economic interest in TVPC held by TVP Holding.

On April 29, 2016, our wholly-owned subsidiary, PLPT, purchased four refined product terminals (the “East Coast Terminals”) from an affiliate of Plains All American Pipeline, L.P. (the “Plains Asset Purchase”). The East Coast Terminals have subsequently generated third-party revenues. Prior to the Plains Asset Purchase, we did not record third-party revenue, except for third-party revenue generated by the Delaware City Products Pipeline prior to August 2013.

As a result of the factors above, the information included in the following tables is not necessarily comparable on a year-over-year basis.

Non-GAAP Financial Measures

We define EBITDA as net income (loss) before net interest expense, income tax expense, depreciation and amortization expense. We define EBITDA attributable to PBFX as net income (loss) attributable to PBFX before net interest expense, income tax expense, depreciation and amortization expense attributable to PBFX, which excludes the results of acquisitions from PBF LLC prior to the effective dates of such transactions. We define distributable cash flow as EBITDA attributable to PBFX plus non-cash unit-based compensation expense, less net cash paid for interest, maintenance capital expenditures and income taxes. Distributable cash flow will not reflect changes in working capital balances. We use distributable cash flow to calculate a measure we refer to as our coverage ratio. Our coverage ratio is distributable cash flow divided by total distribution declared. EBITDA, EBITDA attributable to PBFX and distributable cash flow are not financial measures prescribed by U.S. generally accepted accounting principles (“GAAP”).

While EBITDA, EBITDA attributable to PBFX and distributable cash flow are not financial measures prescribed by GAAP (“non-GAAP”), they are supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We believe that the presentation of EBITDA and EBITDA attributable to PBFX provides useful information to investors in assessing our financial condition and results of operations. We believe that the presentation of distributable cash flow provides useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance, as it provides investors with an enhanced perspective of the operating performance of our assets and the cash our business is generating. However, EBITDA, EBITDA attributable to PBFX and distributable cash flow should not be considered alternatives to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with GAAP.

EBITDA, EBITDA attributable to PBFX and distributable cash flow have important limitations as analytical tools because they exclude some, but not all, items that affect net income and net cash provided by operating activities. EBITDA, EBITDA attributable to PBFX and distributable cash flow are reconciled to their most directly comparable financial measures calculated and presented in accordance with GAAP in the Earnings Release Tables included herein.

These non-GAAP financial measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other partnerships, because they may be defined differently by other partnerships in our industry, thereby limiting their utility.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except unit and per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016*	2017	2016*
Revenue (a):
Affiliate	$62,359	$43,842	$176,916	$118,356
Third-party	3,135	4,591	11,384	7,285
Total revenue	65,494	48,433	188,300	125,641

Costs and expenses:
Operating and maintenance expenses (a)	15,930	12,903	47,203	26,885
General and administrative expenses	3,534	4,420	12,947	13,896
Depreciation and amortization	5,610	5,347	16,672	9,543
Total costs and expenses	25,074	22,670	76,822	50,324

Income from operations	40,420	25,763	111,478	75,317

Other expense:
Interest expense, net	(7,416)	(7,280)	(22,493)	(21,298)
Amortization of loan fees	(332)	(416)	(1,125)	(1,261)
Net income	32,672	18,067	87,860	52,758
Less: Net loss attributable to Predecessor	—	(4,428)	(150)	(5,085)
Less: Net income attributable to noncontrolling interest (g)	3,799	1,621	11,218	1,621
Net income attributable to the partners	28,873	20,874	76,792	56,222
Less: Net income attributable to the IDR holder	2,526	1,125	6,319	2,765
Net income attributable to PBF Logistics LP unitholders	$26,347	$19,749	$70,473	$53,457

Net income per limited partner unit (h):
Common units - basic	$0.63	$0.50	$1.69	$1.44
Common units - diluted	0.63	0.50	1.69	1.44
Subordinated units - basic and diluted	—	0.50	1.61	1.45

Weighted-average limited partner units outstanding (h):
Common units - basic	42,127,288	23,492,796	33,280,957	21,094,154
Common units - diluted	42,161,008	23,571,691	33,309,555	21,103,919
Subordinated units - basic and diluted	—	15,886,553	8,787,068	15,886,553

Cash distributions declared per unit (e)	$0.48	$0.44	$1.41	$1.29

See Footnotes to Earnings Release Tables
____________

*	Prior-period financial information has been retrospectively adjusted for the PNGPC Acquisition on February 28, 2017.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands)

	Nine Months Ended September 30, 2017
	PBF Logistics LP	PNGPC*	Consolidated Results
Revenue:
Affiliate	$176,916	$—	$176,916
Third-party	11,384	—	11,384
Total revenue	188,300	—	188,300

Costs and expenses:
Operating and maintenance expenses	47,163	40	47,203
General and administrative expenses	12,947	—	12,947
Depreciation and amortization	16,562	110	16,672
Total costs and expenses	76,672	150	76,822

Income (loss) from operations	111,628	(150)	111,478

Other expense:
Interest expense, net	(22,493)	—	(22,493)
Amortization of loan fees	(1,125)	—	(1,125)
Net income (loss)	88,010	(150)	87,860
Less: Net loss attributable to Predecessor	—	(150)	(150)
Less: Net income attributable to noncontrolling interest (g)	11,218	—	11,218
Net income attributable to the partners	76,792	—	76,792
Less: Net income attributable to the IDR holder	6,319	—	6,319
Net income attributable to PBF Logistics LP unitholders	$70,473	$—	$70,473

See Footnotes to Earnings Release Tables
____________

*	Reflects the results of PNGPC prior to our acquisition on February 28, 2017.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands)

	Three Months Ended September 30, 2016
	PBF Logistics LP	PNGPC*	Consolidated Results
Revenue:
Affiliate	$43,842	$—	$43,842
Third-party	4,591	—	4,591
Total revenue	48,433	—	48,433

Costs and expenses:
Operating and maintenance expenses	12,814	89	12,903
General and administrative expenses	4,419	1	4,420
Depreciation and amortization	5,140	207	5,347
Total costs and expenses	22,373	297	22,670

Income (loss) from operations	26,060	(297)	25,763

Other expense:
Interest expense, net	(7,280)	—	(7,280)
Amortization of loan fees	(416)	—	(416)
Net income (loss)	18,364	(297)	18,067
Less: Net loss attributable to Predecessor	(4,131)	(297)	(4,428)
Less: Net income attributable to noncontrolling interest (g)	1,621	—	1,621
Net income attributable to the partners	20,874	—	20,874
Less: Net income attributable to the IDR holder	1,125	—	1,125
Net income attributable to PBF Logistics LP unitholders	$19,749	$—	$19,749
____________

*	Reflects the results of PNGPC prior to our acquisition on February 28, 2017.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands)

	Nine Months Ended September 30, 2016
	PBF Logistics LP	PNGPC*	Consolidated Results
Revenue:
Affiliate	$118,356	$—	$118,356
Third-party	7,285	—	7,285
Total revenue	125,641	—	125,641

Costs and expenses:
Operating and maintenance expenses	26,555	330	26,885
General and administrative expenses	13,893	3	13,896
Depreciation and amortization	8,922	621	9,543
Total costs and expenses	49,370	954	50,324

Income (loss) from operations	76,271	(954)	75,317

Other expense:
Interest expense, net	(21,298)	—	(21,298)
Amortization of loan fees	(1,261)	—	(1,261)
Net income (loss)	53,712	(954)	52,758
Less: Net loss attributable to Predecessor	(4,131)	(954)	(5,085)
Less: Net income attributable to noncontrolling interest (g)	1,621	—	1,621
Net income attributable to the partners	56,222	—	56,222
Less: Net income attributable to the IDR holder	2,765	—	2,765
Net income attributable to PBF Logistics LP unitholders	$53,457	$—	$53,457
____________

*	Reflects the results of PNGPC prior to our acquisition on February 28, 2017.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
KEY OPERATING AND FINANCIAL INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016*	2017	2016*
Transportation and Terminaling Segment
Terminals
Total throughput (bpd) (b)(d)	196,985	154,466	202,896	158,789
Lease tank capacity (average lease capacity barrels per month)	1,922,453	2,036,599	2,141,027	2,045,556
Pipelines
Total throughput (bpd) (b)(d)	137,262	130,063	134,951	128,434
Lease tank capacity (average lease capacity barrels per month)	1,273,634	1,475,619	1,132,124	1,475,619

Storage Segment
Storage capacity reserved (average shell capacity barrels per month)	3,709,693	3,654,916	3,729,789	3,628,037

Cash Flow Information:
Net cash provided by (used in):
Operating activities	$30,312	$25,686	$120,965	$68,285
Investing activities	(15,056)	71,550	(31,417)	67,861
Financing activities	(26,890)	(102,848)	(114,349)	(110,553)
Net change in cash	$(11,634)	$(5,612)	$(24,801)	$25,593

Other Financial Information:
EBITDA attributable to PBFX (c)	$40,873	$31,482	$112,894	$85,475
Distributable cash flow (c)	$32,169	$25,073	$91,242	$66,558
Quarterly distribution declared per unit (e)	$0.48	$0.44	$1.41	$1.29
Distribution (e):
Common units	$20,417	$11,621	$52,686	$30,348
Subordinated units - PBF LLC	—	6,990	7,308	20,493
IDR holder - PBF LLC	2,526	1,125	6,319	2,765
Total distribution	$22,943	$19,736	$66,313	$53,606
Coverage ratio (c)	1.40x	1.27x	1.38x	1.24x
Capital expenditures, including acquisitions	$15,056	$4,603	$71,441	$106,416

See Footnotes to Earnings Release Tables
____________

*	Prior-period financial information has been retrospectively adjusted for the PNGPC Acquisition on February 28, 2017.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
KEY OPERATING AND FINANCIAL INFORMATION
(Unaudited, in thousands)

	September 30,	December 31,
Balance Sheet Information:	2017	2016
Cash, cash equivalents and marketable securities (f)	$39,420	$104,245
Property, plant and equipment, net	675,793	608,802
Total assets	754,477	756,861
Total debt (f)	544,736	571,675
Total liabilities	597,652	604,290
Partners’ equity	(15,927)	(27,311)
Noncontrolling interest (g)	172,752	179,882
Total liabilities and equity	754,477	756,861

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
TO EBITDA AND DISTRIBUTABLE CASH FLOW
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016*	2017	2016*
Reconciliation of net income to EBITDA and distributable cash flow (c):
Net income	$32,672	$18,067	$87,860	$52,758
Interest expense, net	7,416	7,280	22,493	21,298
Amortization of loan fees	332	416	1,125	1,261
Depreciation and amortization	5,610	5,347	16,672	9,543
EBITDA	46,030	31,110	128,150	84,860
Less: Predecessor EBITDA	—	(2,439)	(40)	(2,682)
Less: Noncontrolling interest EBITDA (g)	5,157	2,067	15,296	2,067
EBITDA attributable to PBFX	40,873	31,482	112,894	85,475
Non-cash unit-based compensation expense	807	963	4,515	3,673
Cash interest	(8,006)	(7,280)	(23,622)	(21,298)
Maintenance capital expenditures	(1,505)	(92)	(2,545)	(1,292)
Distributable cash flow	$32,169	$25,073	$91,242	$66,558

Reconciliation of net cash provided by operating activities to EBITDA and distributable cash flow (c):
Net cash provided by operating activities	$30,312	$25,686	$120,965	$68,285
Change in operating assets and liabilities	9,109	(893)	(10,793)	(1,050)
Interest expense, net	7,416	7,280	22,493	21,298
Non-cash unit-based compensation expense	(807)	(963)	(4,515)	(3,673)
EBITDA	46,030	31,110	128,150	84,860
Less: Predecessor EBITDA	—	(2,439)	(40)	(2,682)
Less: Noncontrolling interest EBITDA (g)	5,157	2,067	15,296	2,067
EBITDA attributable to PBFX	40,873	31,482	112,894	85,475
Non-cash unit-based compensation expense	807	963	4,515	3,673
Cash interest	(8,006)	(7,280)	(23,622)	(21,298)
Maintenance capital expenditures	(1,505)	(92)	(2,545)	(1,292)
Distributable cash flow	$32,169	$25,073	$91,242	$66,558

See Footnotes to Earnings Release Tables
____________

*	Prior-period financial information has been retrospectively adjusted for the PNGPC Acquisition on February 28, 2017.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
SEGMENT FINANCIAL INFORMATION
(Unaudited, in thousands)

	Three Months Ended September 30, 2017
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue (a)	$59,907	$5,587	$—	$65,494
Depreciation and amortization expense	4,989	621	—	5,610
Income (loss) from operations	41,056	2,898	(3,534)	40,420
Interest expense, net and amortization of loan fees	—	—	7,748	7,748
Capital expenditures	8,763	6,293	—	15,056

	Three Months Ended September 30, 2016*
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue (a)	$42,951	$5,482	$—	$48,433
Depreciation and amortization expense	4,752	595	—	5,347
Income (loss) from operations	27,848	2,335	(4,420)	25,763
Interest expense, net and amortization of loan fees	—	—	7,696	7,696
Capital expenditures	4,511	92	—	4,603

	Nine Months Ended September 30, 2017
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue (a)	$171,449	$16,851	$—	$188,300
Depreciation and amortization expense	14,830	1,842	—	16,672
Income (loss) from operations	114,950	9,475	(12,947)	111,478
Interest expense, net and amortization of loan fees	—	—	23,618	23,618
Capital expenditures, including the Toledo Terminal Acquisition	56,596	14,845	—	71,441

	Nine Months Ended September 30, 2016*
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue (a)	$109,315	$16,326	$—	$125,641
Depreciation and amortization expense	7,713	1,830	—	9,543
Income (loss) from operations	81,463	7,750	(13,896)	75,317
Interest expense, net and amortization of loan fees	—	—	22,559	22,559
Capital expenditures, including the Plains Asset Purchase	105,124	1,292	—	106,416
____________
* Prior-period financial information has been retrospectively adjusted for the PNGPC Acquisition on February 28, 2017.

	Balance at September 30, 2017
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$664,251	$70,306	$19,920	$754,477

	Balance at December 31, 2016
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$606,898	$57,375	$92,588	$756,861

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES
(Unaudited, in thousands, except per unit data)

(a)
See discussion of the factors affecting comparability noted on page 4. Our results of operations may not be comparable to the historical results of operations for the reasons described below:

Revenues - In August 2017, PNGPC’s New Pipeline commenced service. Concurrent with the commencement of operations a new service agreement was entered into between PNGPC and PRC regarding the New Pipeline. Subsequent to the new service agreement our revenues are not comparative to prior periods.

On April 17, 2017, our wholly-owned subsidiary, PLTP, acquired the Toledo Terminal, which is accounted for as a business combination. As such, there is no revenue associated with the terminal prior to our acquisition and our results may not be comparable due to additional revenue associated with the Toledo Terminal subsequent to the close of the acquisition.

The Torrance Valley Pipeline was acquired by PBF Energy on July 1, 2016 in connection with the acquisition of the Torrance Refinery and related logistical assets and was not operated by PBF Energy prior to its acquisition. Commercial agreements with PBF Energy for the Torrance Valley Pipeline commenced subsequent to the closing of the TVPC Acquisition on August 31, 2016. As a result, our revenues are not comparative to prior periods.

On April 29, 2016, our wholly-owned subsidiary, PLPT, purchased the East Coast Terminals, which has subsequently generated third party revenues. Prior to the Plains Asset Purchase, we did not record third-party revenue, except for third-party revenue generated by Delaware City Products Pipeline prior to August 2013. Additionally, our results may not be comparable due to additional revenue associated with the East Coast Terminals subsequent to the close of the Plains Asset Purchase.

Operating and maintenance expenses - As a result of the Toledo Terminal Acquisition, the PNGPC Acquisition, the TVPC Acquisition and the Plains Asset Purchase, our operating expenses are not comparative to prior periods due to expenses associated with these acquired assets.

(b) Calculated as the sum of the average throughput per day for each asset group for the period presented.

(c) See “Non-GAAP Financial Measures” on page 5 for definitions of EBITDA, EBITDA attributable to PBFX, distributable cash flow and coverage ratio.

(d)
Operating information pertains to assets which are included in the Transportation and Terminaling segment. Throughput information reflects activity subsequent to execution of the commercial agreements in connection with the acquisitions of the Toledo Terminal, the Paulsboro Natural Gas Pipeline and the Torrance Valley Pipeline and activity subsequent to the Plains Asset Purchase.

(e)
On November 2, 2017, we announced a quarterly cash distribution of $0.48 per limited partner unit based on the results of the third quarter of 2017. The distribution is payable on November 29, 2017 to PBFX unitholders of record at the close of business on November 13, 2017. The total distribution amounts include the expected distributions to be made related to the third quarter.

(f)
Management also utilizes net debt as a metric in assessing our leverage. Net debt is a non-GAAP measure calculated by subtracting cash and cash equivalents and marketable securities from total debt, including our affiliate note payable. We believe this measurement is also useful to investors since we have the ability to and may decide to use a portion of our cash and cash equivalents to retire or pay down our debt. This non-GAAP financial measure should not be considered in isolation or as a substitute for analysis of our debt levels as reported under GAAP. Our definition of net debt may not be comparable to similarly titled measures of other partnerships, because it may be defined differently by other partnerships in our industry, thereby limiting its utility. Our net debt as of September 30, 2017 and December 31, 2016 was $505,316 and $467,430, respectively.

(g)
Our subsidiary, PBFX Op Co, holds a 50% controlling interest in TVPC, with the other 50% interest in TVPC owned by TVP Holding, an indirect subsidiary of PBF Holding. PBFX Op Co is also the sole managing member of TVPC. We, through our ownership of PBFX Op Co, consolidate the financial results of TVPC, and record a noncontrolling interest for the economic interest in TVPC held by TVP Holding. Noncontrolling interest on the condensed consolidated statements of operations includes the portion of net income or loss attributable to the economic interest in TVPC held by TVP Holding. Noncontrolling interest on the condensed consolidated balance sheets includes the portion of net assets of TVPC attributable to TVP Holding.

(h)
PBFX bases its calculation of net income per limited partner unit on the weighted-average number of limited partner units outstanding during the period. The weighted-average number of common and subordinated units reflects the conversion of all of the outstanding subordinated units to common units on June 1, 2017.